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                                                             Exhibit 23.3


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                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis, MO  63101
                                                 Telephone (314) 206 8500


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-46846 and No. 333-71309) of our report dated February 2, 1999, which appears on page 49 of the 1998 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in the Annual Report on Form 10-K of Anheuser-Busch Companies, Inc. for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated July 30, 1999 appearing on page 4 of the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) on Form 11-K for the year ended March 31, 1999.


PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
September 24, 1999